Exhibit 99.1

For Immediate Release:  March 21, 2008

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2007 Fourth Quarter & Full Year Results

Results of Operations

Memphis, Tennessee…..March 21, 2008…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2007 fourth quarter and full year results of operations.  Net sales for the fourth quarter increased 22.1%, to $29.5 million from the $24.2 million recorded during the fourth quarter of 2006.  Net sales for the full year 2007 increased 7.7%, to $116.3 million from the $108.0 million level in 2006.  Adjusted EBITDA (defined below) for the fourth quarter increased over 100%, to $6.7 million from $3.2 million in the fourth quarter of 2006.  Adjusted EBITDA for the full year was relatively flat at $23.3 million, compared to $23.8 million in 2006.  The Company recorded a net loss for the 2007 fourth quarter and year-to-date periods of $5.3 million and $33.5 million, respectively.  During the comparable fourth quarter and year-to-date periods of 2006 the Company recorded a net loss of $4.6 million and $10.8 million, respectively.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “The past year certainly was one of both great accomplishments and significant challenges.  We were very pleased with the overall revenue gains of nearly 8%, but were even more encouraged by the increasing momentum in sales as we continued through the year.  The fourth quarter marked our strongest performance of 2007, as compared to the same quarter from the previous year, with overall top line improvement of just over 22%.  Importantly, the strength in sales during the fourth quarter was quite balanced, as every major product category showed marked improvement.  This included increased steel and graphite golf shaft sales on the strength of our new branded products, as well as another quarter of double digit percentage gains in our key performance sports categories of hockey and cycling as we continue to gain marketshare in these new lines of business.  We entered 2007 with expectations of solid revenue improvement, and while it was more year-end loaded, we believe the sales gains were relatively in line with our expectations.”

Mr. Hennessy continued, “Unfortunately overall profitability, and specifically our gross profit percentage, was not in line with initial expectations for 2007.  As outlined previously, our cost of sales was negatively impacted by three main issues during most of year.  Market prices for nickel hit all time highs.  Healthcare cost inflation rose at a significant double digit rate.  And lastly, we experienced certain inefficiencies in the manufacturing processes at our primary steel golf shaft facility in Mississippi.  During the second half of 2007, along with moderating nickel prices, we put in place a number of initiatives to combat these cost drivers.  These initiatives included a global price increase on our products, the implementation of a new, more affordable healthcare benefit plan for our US employees, and the initiation of several key productivity and efficiency programs in our Mississippi steel shaft plant.  We saw the initial benefits of these programs begin to read through to overall profitability during the latter part of 2007, as our fourth quarter gross profit percentage rebounded to over 30%, and our Adjusted EBITDA more than doubled from the fourth quarter of 2006.  While overall profitability for the full year was certainly disappointing, we were encouraged by the improvements during the fourth quarter, and look to continue that trend into the coming year.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “Our outlook for 2008 revenue is heavily influenced by three key factors.  First, the overall results we experience in steel golf shaft revenue are highly dependent upon the overall golf market conditions for irons, wedges and putters.  As we survey the current group of new product introductions by major golf OEMs throughout 2008, we are encouraged by the potential, and the activity planned in all three of these categories.  True Temper, along with the rest of the golf industry, will be closely observing the key second quarter reorder cycle for all club segments to get a better indication of the full year market direction for 2008.  Secondly, we expect to continue the growth in graphite golf shaft sales that we initiated during the back half of 2007, primarily through a number of new branded product launches, as well as continued strengthening of key OEM partnerships utilizing our graphite wood and iron shaft offerings.  Third, we anticipate continued revenue momentum and marketshare gains in all of our performance sports categories, as well as business expansion into new sporting goods segments during the second half of the year.  Currently, all of these factors point toward a solid increase in overall revenue for 2008, beginning with 15% to 20% top line improvement during the first quarter of this year.”

Mr. Hennessy continued, “Based on the actions taken through our global pricing initiatives, our more affordable healthcare plan, and the continuing efficiency improvement programs in our manufacturing facilities, we are optimistic about improving operating margins during each quarter of 2008.  These factors, along with improved leverage on unit volume increases, should help to provide increased gross profit and EBITDA levels throughout the year, beginning with a first quarter EBITDA growth percentage that will meet or exceed the sales growth level.  While we still have a way to go in order to regain the metric of our historical operating margins, our goal remains to return the Company to those levels, and we feel that target is quite achievable as we continue to implement our new initiatives.  At the same time, we recognize that our industry, and the overall economy, has entered a new era of volatility as it relates to commodity prices and raw material inputs.  While we certainly see more stability in 2008 that we experienced last year, we continue to watch the nickel, steel, natural gas and carbon fiber markets very closely.  These raw materials make up a larger percentage of our overall cost structure than they did in previous years, and it is clear that in today’s marketplace we must be able to react quickly to the changing landscape of commodity prices and take the necessary actions to minimize the impact to True Temper.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Monday, March 24, 2008 at 2:00pm Eastern Time.  Interested parties may participate by calling 888-577-8994 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00pm Eastern Time on March 24, 2008 until 11:59pm Eastern Time on April 7, 2008.  The replay may be accessed by calling 866-434-5271 or 203-369-1011.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2007 Annual Report on Form 10-K.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Fourth Quarter Ended
	December 31, 2007	December 31, 2006	December 31, 2005
NET SALES	$29,517	$24,181	$27,406
Cost of sales	20,123	18,578	16,737
GROSS PROFIT	9,394	5,603	10,669
Selling, general and administrative expenses	3,918	3,466	2,927
Amortization of intangible assets	3,736	3,648	3,472
Business development, start-up and transition costs	607	525	36
Impairment charge on long-lived assets	—	—	357
OPERATING INCOME	1,133	(2,036)	3,877
Interest expense, net	6,336	5,363	4,697
Other expenses (income), net	5	12	2
LOSS BEFORE INCOME TAXES	(5,208)	(7,411)	(822)
Income tax expense (benefit)	124	(2,765)	(263)
NET LOSS	$(5,332)	$(4,646)	$(559)

	Years ended
	December 31, 2007	December 31, 2006	December 31, 2005
NET SALES	$116,273	$108,005	$117,594
Cost of sales	82,367	73,194	70,362
GROSS PROFIT	33,906	34,811	47,232
Selling, general and administrative expenses	14,725	14,226	14,660
Amortization of intangible assets	14,941	14,343	13,840
Business development, start-up and transition costs	2,012	2,688	208
Impairment charge on long-lived assets	—	—	357
Loss on early extinguishment of debt	755	—	—
OPERATING INCOME	1,473	3,554	18,167
Interest expense, net	24,921	20,525	18,631
Other expenses (income), net	32	75	(31)
LOSS BEFORE INCOME TAXES	(23,480)	(17,046)	(433)
Income tax expense (benefit)	9,991	(6,279)	33
NET LOSS	$(33,471)	$(10,767)	$(466)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	December 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS
Cash	$4,722	$3,055
Receivables, net	21,185	16,819
Inventories	28,418	23,208
Prepaid expenses and other current assets	1,803	2,731
Deferred tax assets	1,242	1,381
Total current assets	57,370	47,194
Property, plant and equipment, net	18,902	14,482
Goodwill	156,070	150,883
Intangible assets, net	119,396	133,262
Deferred financing costs	6,360	6,367
Other assets	1,752	1,511
Total assets	$359,850	$353,699

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$987	$1,257
Accounts payable	7,979	6,441
Accrued expenses and other current liabilities	12,052	10,160
Total current liabilities	21,018	17,858
Deferred tax liabilities	10,139	206
Long-term debt, net of current portion	259,733	239,149
Pension and post-retirement obligations	10,959	6,204
Total liabilities	301,849	263,417
STOCKHOLDER’S EQUITY
Common stock—par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	118,648	111,943
Accumulated deficit	(55,168)	(21,697)
Accumulated other comprehensive income (loss)	(5,479)	36
Total stockholder’s equity	58,001	90,282
Commitments and contingent liabilities (See Note 12)	—	—
Total liabilities and stockholder’s equity	$359,850	$353,699

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Years ended December 31,
	2007	2006	2005
OPERATING ACTIVITIES
Net loss	$(33,471)	$(10,767)	$(466)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,028	2,616	2,725
Amortization of deferred financing costs	1,690	1,387	1,449
Amortization of intangible assets	14,941	14,343	13,840
Loss on disposal of property, plant and equipment	15	—	300
Loss on early extinguishment of long-term debt	755	—	—
Deferred income taxes	9,690	(6,492)	(201)
Changes in operating assets and liabilities, net of acquisitions:
Receivables, net	(4,366)	1,130	(3,371)
Inventories	(5,210)	(2,975)	2,277
Prepaid expenses and other assets	928	(140)	(514)
Accounts payable	707	2,287	54
Accrued expenses and other current liabilities	2,130	8	100
Other assets and liabilities	(776)	(456)	(257)
Net cash provided by (used in) operating activities	(9,939)	941	15,936
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,170)	(4,888)	(2,612)
Proceeds from sales of property, plant and equipment	—	—	784
Acquisition of business, net of cash acquired	(9,513)	—	—
Purchase of other assets	—	(15,450)	—
Other investing activity	(97)	(126)	(203)
Net cash used in investing activities	(12,780)	(20,464)	(2,031)
FINANCING ACTIVITIES
Proceeds from issuance of bank debt	45,000	23,000	—
Capital contributions from True Temper Corporation	6,705	—	—
Principal payments on bank debt	(24,686)	(3,319)	(12,000)
Payment of debt issuance costs	(2,438)	(1,250)	—
Other financing activity	(195)	(586)	(509)
Net cash provided by (used in) financing activities	24,386	17,845	(12,509)
Net increase (decrease) in cash	1,667	(1,678)	1,396
Cash at beginning of year	3,055	4,733	3,337
Cash at end of year	$4,722	$3,055	$4,733

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs (excluding depreciation which is included in the add-back to arrive at EBITDA), impairment charges on long lived assets, loss on early extinguishment of long-term debt, severance related to the elimination of certain operations position including the position of Chief Operating Officer (“COO”), initial Sarbanes-Oxley compliance costs, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Fourth Quarter Ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Operating income (loss)	$1,133	$(2,036)	$3,877
Plus:
Depreciation	818	850	700
Amortization of intangible assets	3,736	3,648	3,472
EBITDA	5,687	2,462	8,049
Plus:
Business development, start-up and transition costs	401	525	36
Impairment charge on long lived assets	—	—	357
Severance related to operations position eliminations	246	—	—
Sarbanes-Oxley initial compliance costs	221	105	—
Management services fee	125	125	125
Adjusted EBITDA	$6,680	$3,217	$8,567

	Years Ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Operating income	$1,473	$3,554	$18,167
Plus:
Depreciation	3,028	2,616	2,725
Amortization of intangible assets	14,941	14,343	13,840
EBITDA	19,442	20,513	34,732
Plus:
Business development, start-up and transition costs	1,806	2,688	208
Impairment charge on long lived assets	—	—	357
Loss on early extinguishment of long-term debt	755	—	—
Severance related to operations position eliminations	486	—	—
Sarbanes-Oxley initial compliance costs	314	115	219
Management services fee	500	500	500
Adjusted EBITDA	$23,303	$23,816	$36,016

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Fourth Quarter Ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Adjusted EBITDA	$6,680	$3,217	$8,567
Cash interest payments	(3,425)	(2,721)	(1,802)
Cash income tax payments	—	(193)	(159)
Business development, start-up and transition costs	(401)	(525)	(36)
Severance related to operations position eliminations	(246)	—	—
Sarbanes-Oxley initial compliance costs	(221)	(105)	—
Management services fee	(250)	(125)	(125)
Changes in working capital requirements and other	(1,429)	(1,268)	(1,018)

Net cash provided by (used in) operating activities	$708	$(1,720)	$5,427

	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005

Adjusted EBITDA	$23,303	$23,816	$36,016
Cash interest payments	(22,355)	(19,391)	(17,330)
Cash income tax payments	(135)	(213)	(147)
Business development, start-up and transition costs	(1,806)	(2,688)	(208)
Severance related to operations position eliminations	(486)	—	—
Sarbanes-Oxley initial compliance costs	(314)	(115)	(219)
Management services fee	(500)	(500)	(500)
Changes in working capital requirements and other	(7,646)	32	(1,676)

Net cash provided by (used in) operating activities	$(9,939)	$941	$15,936